UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2007
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FIRST ALBANY COMPANIES INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2007, Wade Nesmith was elected to the Board of Directors of First Albany Companies Inc. (the “Company”). The Board of Directors determined that Mr. Nesmith is an “independent director” as defined in the NASDAQ Stock Market listing standards, and is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and the Company’s Corporate Governance Guidelines. Mr. Nesmith will also be a member of the Audit Committee.

Mr. Nesmith is a businessman and lawyer focused on board work and corporate governance matters. He is associate counsel with Lang Michener LLP, a law firm, where his practice is restricted to advising boards of directors in relation to governance and restructuring issues. He serves as the Lead Director of Silver Wheaton Corp. (NYSE/TSX), Chairman of Selwyn Resources Ltd. (TSX-V) and is a director of Polymer Group, Inc., Geovic Mining Corp., and Parran Capital Inc.  Mr. Nesmith received his law degree from Osgoode Hall Law School in 1977 and practiced with the Attorneys General’s offices in Ontario and Alberta before joining the British Columbia Securities Commission in 1987. He was Executive Director (formerly Superintendent of Brokers) of the Commission from 1989–1992 and prior to that served as the Commission Director of Enforcement. He has been a director of a number of other public and private companies, and was one of the founding directors of Westport Innovations Inc. (TSX).

Mr. Nesmith replaces Carl P. Carlucci, Ph. D, who resigned from the Board effective December 4, 2007 in accordance with the terms of the previously announced $50 million equity investment in the Company by an affiliate of MatlinPatterson Global Opportunities Partners II, L.P. (See the Company’s Current Report filed on Form 8-K with the SEC on May 15, 2007.). Dr. Carlucci was a member of the Audit Committee at the time of his resignation.

A copy of the press release is furnished with this Form 8-K as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release of First Albany Companies Inc. dated December 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.

By:	/s/ C. Brian Coad
C. Brian Coad
Chief Financial Officer

Dated: December 5, 2007